PURCHASE AND SALE AGREEMENT

AGREEMENT dated as of March 30, 2004, between BIR Laurel Woods Limited Partnership, a Delaware limited partnership (“Buyer”), with an address c/o Berkshire Income Realty, One Beacon Street, Suite 1550, Boston, MA 02108, Attention: Mr. Stephen Zaleski, Telecopier No. 617-646-2374, and BMF Acquisition Limited Partnership, a Delaware limited partnership (“Seller”), with an address of c/o Berkshire Mortgage Finance, One Beacon Street, Boston, MA 02108, Attention: Ms Carol Mills and Mr. Anthony Giuffrida, Telecopier No. 617574-8355.

In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

SECTION I

SALE OF PROPERTY AND ACCEPTABLE TITLE

1.01 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

(a) that certain tract or parcel of land located at 8312 Fathom Circle, Austin, Texas, more particularly described in Schedule A attached hereto (the “Land”);

                (b)        the one hundred-fifty (150) unit apartment complex commonly known as Laurel Woods Apartments, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the “Improvements”);

                (c)        all right, title and interest of Seller in and to any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

                (d)        all right, title and interest of Seller in and to the accessions, appurtenant rights, privileges, appurtenances to the estate and rights of Seller in and to the Land and the Improvements, as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

                (e)        all right, title and interest of Seller in and to the personal property listed in Schedule B attached hereto and all other fixtures, machinery, supplies, equipment and other personal property owned by Seller and located on or in or used solely in connection with the Land and Improvements (collectively, the “Personal Property”); and

                (f)        all of Seller’s interest in any intangible property now or hereafter owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including without limitation the name of the Property and any trademarks, trade names, trade styles and service marks related to the Property, all rights under any certificates of occupancy, licenses, permits and approvals relating to the Property, data Files in Seller’s possession containing the information set forth in the Rent Roll, and any contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined.

        All of the items described in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively the “Property”.

1.02 Title. Seller shall convey to Buyer by special warranty deed (the “Deed”), and Buyer shall accept the fee simple title to the Property in accordance with the terms of this Agreement, and Buyer’s obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Property, subject only to those matters of record shown on the title insurance commitment dated March 24, 2004 issued by Lawyer’s Title Insurance Corporation (the “Title Company”) for the benefit of Buyer (the “Permitted Exceptions”).

SECTION 2

PURCHASE. PRICE, ACCEPTABLE FUNDS, DEPOSIT AND ESCROW OF DEPOSIT

2.01 Purchase Price. The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) subject to the prorations and adjustments as hereinafter provided in this Agreement.

2.02 Payment of’Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

2.03 Payment of Purchase Price. The Purchase Price, subject to prorations and adjustments, shall be paid as follows:

                (a)        Within three (3) business days after, mutual execution and delivery of this Agreement, Buyer shall deliver to the escrow department of the Title Company a deposit of Two Hundred and Fifty Thousand Dollars ($250,000) (together with interest accrued thereon, the “Deposit”), to be credited toward payment of the Purchase Price;

                (b)        Payment at Closing. At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the amount of the Deposit held by the Escrow Agent and subject to adjustments and apportionments as set forth herein. The Purchase Price, as adjusted, shall be paid at Closing by wire transfer of immediately available federal funds.

2.04 Deposit; Escrow Agent. The Deposit shall be delivered by Buyer to Title Company, National Accounts, Boston Office, Attention: Robert G. Soule, Esq. (the “Escrow Agent”) within one (1) business day after the complete execution of thus Agreement. Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund acceptable to Buyer and Seller. All interest on the Deposit shall accrue to Buyer, except as otherwise provided in Section 12.03 hereof. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall agree to hold and dispose of the Deposit in accordance with the terms and provisions of this Agreement.

2.05 Escrow Provisions. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this Agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as such disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the “Notifying Party”) of any notice or request (the “Escrow Demand”) to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the “Notified Party”). If within five (5) business days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terns hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent’s obligations hereunder shall terminate.

Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys’ fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this Agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

SECTION 3

THE CLOSING

Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the “Closing”) shall take place in the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110 or such other place as Seller and Buyer shall mutually agree, at 10:00 a.m. local time on March 30, 2004 (the “Original Closing Date”) or such earlier date or place as Buyer and Seller shall mutually agree in writing. It is agreed that time is of the essence of this Agreement, The Closing shall be conducted through an escrow administered by Escrow Agent. Buyer and Seller shall execute supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement, so long as such instructions are not in conflict with this Agreement. The transactions described herein shall be closed by means of concurrent delivery of the documents of title, transfer of interest, delivery of Buyer’s title insurance policy and the Purchase Price, customarily referred to as a “New York Style” closing.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties, each of which (i) is true as of the date of this Agreement, (ii) shall be true on the Closing Date, and (iii) shall survive the Closing for a period of six (6) months, and no longer:

4.01 Leases. To Seller’s knowledge, the Rent Roll attached hereto as Schedule C (the “Rent Roll”) is true, accurate and complete in all material respects as of the date hereof. To Seller’s knowledge, except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

                (a)        Except as shown in Schedule F, there are no defaults on the part of landlord or any tenant under those leases set forth on the Rent Roll (collectively, the “Leases”), which defaults remain uncured other than as shown on the Rent Roll;

(b) there are no security deposits or other deposits other than those set forth in the Rent Roll;

(c) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll;

(d) all brokerage commissions with respect to the Leases shall have been paid in full by the time of Closing.

4.02 Contracts. To Seller's knowledge, Schedule D attached hereto lists all contracts affecting the ownership, maintenance and/or operation of the Property (the "Service Contracts").

4.03 Ability to Perform. Seller has full power to execute, deliver, and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Except to tire extent previously obtained, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

4.04 No Actions. Except as set forth on Schedule F attached hereto, to Seller’s knowledge, there are no pending or threatened actions or proceedings against or relating to Seller or to the construction, ownership, use, possession or, operation of the Property, including, without limitation, regarding condemnation of or encumbrances (including, without limitation, any assessment payable in annual installments) on the construction, ownership, use, operation, or possession of the Property or any part thereof.

4.05 No Violation Notice. To Seller’s knowledge, Seller has not received written notice from any federal, state, county or municipal authority or any other third party alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected.

As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to Seller’s actual knowledge”, “to the best of Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Carol Mills and Anthony Giuffrida, without any obligation on their part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like The foregoing individuals shall not have any personal liability hereunder.

If Buyer notifies Seller prior to Closing that any representation or warranty made in Section 4 is not true and correct in any material respect and Seller fails to cure or remedy the same prior to Closing, Buyer may either (a) terminate this Agreement and the Deposit shall be returned to Buyer, and neither party shall have further rights or obligations pursuant to this Agreement; or (b) waive any such representation or warranty and close the transaction without any reduction in the Purchase Price.

If subsequent to Closing Buyer notifies Seller within six (6) months after Closing that Buyer discovered post-closing that any representation or warranty made in Section 4 was not true and correct and specifying the breach with particularity, Buyer shall have available all remedies at law or in equity as a consequence thereof, provided that Seller’s total liability under this Section 4 shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate. If Buyer does not notify Seller of the breach of any of its representations and warranties set forth in this Section 4 and institute a lawsuit therefore in a court of competent jurisdiction within six (6) months after the Closing, Buyer shall be deemed to have waived all of its rights to claim and sue for any breach by Seller of any of its representations and warranties made in this Section 4.

SECTION 5

“AS IS” DEAL

5.01 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL, SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS”.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

SECTION 6

INSURANCE

6.01 Maintenance of Insurance. Until the Closing, Seller shall maintain its present insurance on the Property in the amounts as currently insured. Subject, to the provisions of Section 6,02, the risk of loss in and to the Property shall remain vested in Seller until the Closing Buyer will obtain its own insurance on the Property at Closing.

6.02 Casualty or Condemnation. If’ prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If Buyer does not elect to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than Two Hundred Fifty Thousand Dollars ($250,000), Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company (including business interruption and rental loss insurance proceeds to the extent related to any period after the Closing Date) or governmental entity as a result of such destruction or taking and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible under Seller’s insurance policy.

SECTION 7

SELLER’S OBLIGATIONS PRIOR TO CLOSING

Seller covenants that between the date of this Agreement and the Closing:

7.01 No Lease Amendments. Seller shall not, without Buyer’s prior written consent (a) enter into any new lease for an apartment unit with a first-time tenant unless the lease is on the Buyer’s standard form, is for a period of no more than one (I) year and the rent shall be not less than the amount of the rent charged to the most recent tenant for the respective apartment; or (b) enter into, and, renew or extend any Lease for an apartment unit with an existing tenant unless the lease is on Buyer’s standard form, is for a period of not more than one (1) year and that the rent for the amended, renewal or extension term shall not be less than the amount of rent noted on the Rent Roll for the respective apartment, or (c) terminate any Lease except by reason of a default by the tenant hereunder.

7.02 Continuation of Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be required if the same is terminable without payment or penalty by the then owner of the Property upon not more than thirty (30) days’ notice.

7.03 Maintenance of Improvements and Replacement of Personal Property .Seller shall maintain all buildings and other improvements, including the apartment units, in the same condition and repair as of the date of this Agreement, reasonable wear and tear excepted. Seller shall maintain inventories of supplies, building materials, etc. at the same levels it has maintained them during its period of ownership.. Seller will not remove any Personal Property except as may be required for necessary repair or replacement, and replacements shall be of equal quality and quantity as existed as of the time of its removal.

7.04 Access. Seller shall allow Buyer or Buyer’s representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times; provided Buyer agrees that the original leases and all other original documents shall remain on-site at the Property.

SECTION 8

CONDITIONS TO AGREEMENT

8.01 Buyer's Conditions Precedent. Buyer's obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following conditions precedent:

                (a)        On or before the respective dates provided for herein, Seller shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement;

                (b)        Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date, without giving effect to any knowledge based qualifications.

8.02 Seller’s Conditions Precedent. Seller’s obligation to sell the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned upon the fulfillment of the following condition precedent. On or before the respective dates provided for herein, Buyer shall have, in a timely fashion, substantially performed each and every covenant, undertaking and agreement to be performed by Buyer pursuant to this Agreement.

8.03 Termination- In the event of the failure of any of the foregoing conditions, the party in whose favor such condition is stated shall have the right, at its option, to terminate this Agreement by delivery of written notice to the other patty prior to the day on which such condition is to have been satisfied. In the event of any termination of this Agreement for failure of an express condition stated in this Agreement, (a) Buyer and Seller shall be released from all obligations under this Agreement (except for those obligations which expressly survive termination hereunder), (b) the Deposit, including all interest accrued thereon, shall be returned immediately to Buyer and (c) all documents deposited with the Title Company by Buyer or Seller shall be returned to the depositing party.

SECTION 9

SELLER’S CLOSING OBLIGATIONS

9.01 Closing, Deliveries and Obligations. At the Closing, Seller shall deliver the following to Buyer:

                 (a)        Deed. The Deed, in form reasonably satisfactory to Buyer’s and Seller’s counsel, duly executed and acknowledged, which conveys the Land and Improvements to Buyer, subject only to the Permitted Exceptions.

                (b)        Bill of Sale. A bill of sale, in form reasonably satisfactory to Buyer’s and Seller’s counsel, which conveys all of Seller’s right, title and interest in and to the tangible and intangible personal property without representation, warranty or recourse.

                (c)        Assignment of Leases and Security Deposits. An assignment and assumption of the leases and security deposits with respect thereto, including mutual indemnities, in form reasonably satisfactory to Buyer’s and Seller’s counsel.

                (d)        Lease Records. Original copies of all Leases, and related documents in the possession or under the control of Seller. Such records shall include a schedule of all cash security deposits and a check to Buyer or credit against the Purchase Price in the amount of such security deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

                (e)        Permits. Seller shall deliver, to the extent in the possession of Seller: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

(f) Assignment of Service Contracts. Air assignment and assumption of all Service Contracts in form reasonably satisfactory to Buyer’s and Seller’s counsel.

(g) Assignment of Intangible Property. An assignment and assumption of all Intangible Property in form reasonably satisfactory to Buyer’s and Seller’s counsel.

                (h)        Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases; and (ii) mechanics’ liens.

                (i)        Files. Seller shall make all of its files and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

                (j)        Notices of Sales. Sufficient letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

                (k)        Non-Foreign Affidavit. Seller shall execute and deliver to Buyer and Buyer’s counsel, at Closing such evidence as may be reasonably required by Buyer to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

                (l)        Authority. In addition to the foregoing, no later than two (2) business days before Closing, Seller shall provide Buyer with the following: (i) copies of good standing certificates documenting the valid existence and the authorization to transact business in the state of formation of such party, and its constituent managing or general partner entities, (ii) copies of the relevant provisions of the partnership agreement, articles of incorporation, limited liability company agreement or other organizational documentation for such party, and its managing or general partner constituent entities, as necessary to demonstrate all entities and persons whose consent is a prerequisite to Closing, and (iii) full authorizing resolutions evidencing authority to assume and perform obligations hereunder by such party, and its managing/general partner constituent entities.

9.02 Seller’s Expenses. Seller shall pay (a) its own counsel fees ; (b) title insurance premiums for the owner’s title insurance policy to be issued in favor of Buyer exclusive of endorsements, affirmative insurance, and survey deletion; (c) recording fees for any title clearing documents; and (d) one half of any escrow fees.

SECTION 10

BUYER’S CLOSING OBLIGATIONS

At the Closing, Buyer shall:

10.01 Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for (a) apportionments under Section 11, and (b) any adjustments thereto required pursuant to the express provisions this Agreement.

10.02 Lease, Security Deposit and Service Contract Assumption. Deliver to Seller assumption agreements signed by Buyer with respect to the performance by Buyer of the landlord’s obligations under the Leases, Security Deposits and the Service Contracts and intangible property assumed by Buyer, in each case in respect of the period from and after the Closing.

10.03 Buyer’s Expenses. Pay (a) its own counsel fees; (b) all costs relating to any mortgage financing obtained by Buyer, (c) survey costs, (d) recording fees; and (e) one half of any escrow fees.

SECTION 11

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

Seller and Buyer shall cooperate to produce, prior to the Closing Date, a schedule of prorations to be made on and after the Closing Date as complete and accurate as reasonably possible. All prorations which can be liquidated accurately or reasonably estimated shall be made at and as of Closing. All other prorations, and adjustments to initial estimated prorations, shall be made by Buyer and Seller with due diligence and cooperation within sixty (60) days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by immediate cash payment to the party due a net credit from such prorations from the other party. Notwithstanding any terms herein to the contrary, for purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

The following apportionments shall be made between the patties at the Closing as of the close of the business day prior to the Closing:

                (a)        Buyer shall receive from Seller a credit for any rent and other income under Leases collected by Seller before Closing that applies to any period after Closing Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant, first to the month in which Closing occurred, then to such tenant’s current monthly rental and then to arrearages in the reverse order in which they were due, remitting promptly to Seller, any balance properly allocable to Seller’s period of ownership. Buyer shall bill and use commercially reasonable efforts to collect such rent anrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller after Closing which are owed to Buyer shall be remitted to Buyer promptly after receipt for allocation and disbursement as provided herein;

                (b)        security deposits; it is tire intent of the parties that all security deposits shown on the Rent Roll shall be transferred by Seller to Buyer at Closing; on the Closing, Buyer will assume all obligations with respect to the security deposits transferred to Buyer and be directly accountable to the residents of the Property with respect thereto;

                (c)        there shall be no adjustment for wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed by Seller at the Property; it being the intent of the parties that simultaneously with the Closing, Seller shall terminate any existing management agreement and Buyer shall have no liability or obligation with respect to any employee of Seller or its management company prior to Closing provided thereafter, Buyer may, at Buyer’s option, reemploy all or any of said employees from and after the Closing;

                (d)        real estate and personal property taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

(e) Seller shall receive a credit for utility deposits for any utility accounts which are transferred to Buyer;

(f) Prepayments paid by or paid to Seller under assigned Service Contracts; and

                (g)        In the event that any portion of the Purchase Price shall be allocated as or deemed to be consideration for the purchase of the Personal Property, pursuant to application of law, or as a result of a requirement by any court, governmental agency or administrative department, then Buyer shall promptly pay all sales, use or other taxes or assessments charged in connection with the sale of the Personal Property hereunder, including all related interests, penalties and fines, whether assessed at or after Closing. Buyer’s obligations under the foregoing sentence shall survive Closing.

If the Closing shall occur before a new real property tax rate is fixed, the apportionment of real property taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new real property tax rate is fixed, the apportionment of real property taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected. If any operating expenses or other prorations cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted the provisions of this Section 11 shall survive Closing within sixty (60) days after the Closing occurs or as soon thereafter as practicable.

The provisions of this Section 11 shall survive Closing.

SECTION 12

FAILURE TO PERFORM

12.01 Buyer’s Election. If Seller is unable to satisfy all of Seller’s obligations as set forth in this Agreement, Buyer shall have the right to elect, in its sole discretion, at tire Closing, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

12.02 Seller’s Default. If at the Closing, Seller fails to satisfy all of Seller’s obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in Section 12 01, Seller shall be in default under this Agreement and Buyer shall have the right to elect one of the following remedies as its sole and exclusive remedy on account of such default; (a) to terminate this Agreement, in which event all Deposits made hereunder shall be forthwith returned to Buyer, or (b) if Buyer desires to purchase the Property in accordance with the terms of this Agreement, Buyer, at its option, shall have the right to compel specific performance by Seller hereunder.

12.03 Buyer’s Default. The parties acknowledge that in the event of Buyer’s failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.03(a), and hereby agree that: (a) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (b) such amount represents damages and not any penalty against Buyer; and (c) if this Agreement shall be terminated by Seller by reason of Buyer’s failure to fulfill Buyer’s obligations hereunder, the Deposit together with the interest thereon shall be Seller’s full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

SECTION 13

BROKERAGE FEES

13.01 Brokerage Fees. Seller and Buyer mutually represent and warrant that neither Seller nor Buyer knows of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if’ the Closing does not occur, the termination of this Agreement.

SECTION 14

NOTICES

14.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement or by telecopier to the telecopier number as set forth at the beginning of this Agreement. Notices shall be deemed effective, when so delivered. Copies of all such notices to Seller shall be sent to Barry D. Green, Esq., Goulston & Stows, P.C, 400 Atlantic Avenue, Boston, MA 02110 Telecopier No. 617 5747586, and copies of all such notices to Buyer shall be sent to Richard A Toelke, Esq., Bingham McCutchen 112, 150 Federal Street, Boston, Massachusetts 02110, Telecopier No. 617-951-8736.

SECTION 15

LIMITATIONS ON SURVIVAL

15.01 Representations and Warranties Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants and other obligations of Seller which are expressly provided to survive the Closing shall survive until six (6) months after the Closing, and no action based thereon shall be commenced more than six (6) months after the Closing. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party hereto be liable for any consequential, special, indirect or punitive damages and in no event shall damages for which Seller is responsible hereunder exceed the net Purchase Price received by Seller at Closing.

15.02 Merger. The delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in Section 15.01. The provisions of this Section 15.02 shall survive the Closing.

SECTION 16

MISCELLANEOUS PROVISIONS

16.01 Assignment. Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership, limited liability company or other lawful entity entitled to do business in the state in which the Property is located provided such entity, shall be controlled by, controlling or under the common control with Buyer (“Assignee”) In the event of such an assignment of this Agreement to Assignee (a) Buyer shall notify Seller promptly, (b) Buyer shall be released from all liability under this Agreement from and after such assignment, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term “Buyer” shall be deemed to mean the Assignee under any such assignment. Except as provided above, Buyer may not assign this Agreement.

16.02 Limitation of Seller’s Liability. No shareholders, partners or members of Seller; nor any of its or their respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability. Further, Seller’s liability under this Agreement and the documents delivered in connection herewith shall be limited, as applicable, to its interest in the Property (including the proceeds of the sale thereof’ contemplated hereunder) and Seller shall have no personal liability hereunder nor shall any other assets of Seller be available to satisfy Seller’s obligations hereunder The provisions of this Section 16, 02 shall survive closing.

16.03 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

16.04 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas.

16.05 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

16.06 Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.07 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

16.08 Construction. If any provision of this Agreement shall be determined to be illegal, void or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect.

16.09 Counterparts. This Agreement may be executed in one or more counterparts, by original signature or facsimile, each of which shall be an original, but all of which shall constitute one contract, binding on Buyer and Seller, notwithstanding that both parties are not signatory to the same counterpart.

16.10 Time. Time is of the essence in the performance of the parties’ respective obligations set forth in this Agreement. If the Closing Date, or any other deadline hereunder should fall on a Saturday, Sunday or legal holiday, such date shall automatically be extended to the next normal business day. For purposes of this Agreement a “business day” shall mean any calendar day not a Saturday, Sunday or legal holiday

16.11 Attorney's Fees. In the event any dispute between the parties to this Agreement should result in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all actual costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The provisions of this Section 16.11 shall survive the Closing or the termination of thus Agreement.

16.12 Attachments . If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail The Schedules attached are hereby incorporated as integral parts of this Agreement.

(REMAINDER Of PAGE INTENTIONALLY BLANK)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

SELLER:
WITNESS:	BMF ACQUISITION LIMITED PARTNERSHIP,
a Delaware limited partnership
By: BMF Acquisition, L.L.C., its general partner
By: /s/ Carol Mills
Name: Carol Mills
Title: Senior Vice President
BUYER:
WITNESS:	BIR LAUREL WOODS LIMITED PARTNERSHIP,
a Delaware limited partnership
By: BIR Laurel Woods, L.L.C., its general partner
By: /s/ David C. Quade
Name: David C. Quade
Title: President

RECEIPT

The Purchase and Sale Agreement, together with Buyer's Initial Deposit, has been received by the Escrow Agent on this 30th day of March, 2004, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

ESCROW AGENT:
LAWYERS TITLE INSURANCE CORPORATION
By:
Name:
Title: